UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2007

PARTNERS TRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31277 (Commission File Number)	75-2993918 (IRS Employer Identification No.)
233 Genesee Street, Utica, New York (Address of principal executive offices)		13501 (Zip code)

Registrant's telephone number, including area code: (315) 768-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 3, 2007, Partners Trust Financial Group, Inc. (the "Company") announced that the Company and Partners Trust Bank, a wholly owned subsidiary of the Company, completed the sale of Partners Trust Bank's trust business to Chemung Canal Trust Company ("Chemung"), pursuant to a Trust Company Agreement and Plan of Merger dated October 11, 2006, as amended by Amendment No. 1 to the Trust Company Agreement and Plan of Merger dated February 1, 2007.

In connection with the sale of Partners Trust Bank's trust division, Chemung paid Partners Trust Bank $5,349,135 in cash, which included the following: (i) $5,229,852, representing the premium paid for the trust assets, plus (ii) $119,283, representing certain trust fees and expenses.

A copy of the press release announcing the completion the sale of Partners Trust Bank's trust business is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated May 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS TRUST FINANCIAL GROUP, INC.
(Registrant)

/s/ Amie Estrella

Amie Estrella

Senior Vice President, Chief Financial Officer and

Corporate Secretary

Date: May 3, 2007

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Press release dated May 3, 2007.